Exhibit 99.1

Intrusion, Inc. Reports Third Quarter of Fiscal 2022 Results

New Intrusion Shield products reach general availability

PLANO, Texas, November 3, 2022 (GLOBE NEWSWIRE) -- Intrusion Inc. (NASDAQ: INTZ), a leader in cyberattack prevention solutions, announced today financial results for the third quarter of fiscal year 2022.

Recent Financial & Business Highlights:

•	Third quarter revenue of $2.2 million was up $0.1 million or 7% sequentially and up $0.4 million or 21% year-over-year.
•	Intrusion Shield revenue increased 70% year-over-year and represented approximately 15% of total revenue in the quarter.
•	New Shield Cloud and Shield Endpoint products reach general availability in the third quarter.
•	The Company continued to improve its financial flexibility by entering into a Securities Purchase Agreement raising $4 million during the third quarter.

“We are continuing to execute on our strategic initiatives through the launch of our new products and partnerships we have announced,” said Tony Scott, CEO of Intrusion. “While we continue to invest in our Shield On-Premise, the addition of the Cloud and Endpoint solutions improves the accessibility of our advanced threat intelligence dataset and sets the stage as we continue to execute along our multi-year product roadmap in support of the growing future demand in the space. I am optimistic about the ways in which our new and existing products stand up to the most challenging threats today.”

Scott continued, “The threats from cybercriminals and ransomware remain prevalent. While the macroeconomic environment poses some challenges to broader IT budgets, the outlook for cybersecurity is robust and we continue to expect investments in cybersecurity, specifically in the market subsegments in which we operate. Intrusion is well-positioned for sustainable growth in this dynamic space with products designed to serve the rapidly expanding hybrid and cloud environment. We believe that the actions that we are taking today set us up well to end the year and move into 2023 with strong momentum.”

Third Quarter Financial Results

Revenue for the third quarter of 2022 was $2.2 million, an increase of $0.1 million sequentially and $0.4 million compared with the third quarter of the prior year.

The gross profit margin was 54.6% for the third quarter of 2022, an increase of 6.2% when compared to the third quarter of 2021.

Operating expenses in the third quarter of 2022 were $5.0 million, a decrease from $7.0 million in the comparable quarter of last year.

The net loss for the third quarter of 2022 was ($2.9) million, or ($0.15) per share, compared to a loss of ($6.1) million, or ($0.34) per share for the third quarter of 2021.

As of September 30, 2022, cash and cash equivalents were $6.9 million, up from $4.1 million on December 31, 2021.

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Conference Call

Intrusion’s management will host a conference call today at 4:00 P.M., CST. Interested investors can access the live call by dialing 1-888-330-2041, or 1-646-960-0151 for international callers, and providing the following access code: 6774917. The call will also be webcast live LINK. For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 7:00 P.M. CST until November 10, 2022, by dialing 1-800-770-2030, or 1-647-362-9199 for international callers, and entering the following access code: 6774917. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion, Inc. is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion IP addresses. After years of gathering global internet intelligence and working exclusively with government entities, the company released its first commercial product in 2021. Intrusion Shield is designed to allow businesses to incorporate a Zero Trust, reputation-based security solution into their existing infrastructure. Intrusion Shield observes traffic flow and instantly blocks known malicious or unknown connections from both entering or exiting a network to help protect against Zero-Day and ransomware attacks. Incorporating Intrusion Shield into a network can elevate an organization's overall security posture by enhancing the performance and decision-making of other solutions in its cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This release may contain certain forward-looking statements, including, without limitation, our expectations for positive results from our recent sales, marketing, and strategic initiatives, which statements reflect management’s expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof and involve a number of risks and uncertainties, including the risk that our recent sales, marketing, and strategic efforts will not result in increased product awareness or sales of our Intrusion Shield. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, the risk that the Company does not achieve the anticipated results from its current sales, marketing, operational, and product development initiatives, as well as risks that we have detailed in the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

IR Contact

Alpha IR Group

Mike Cummings or Sam Cohen

INTZ@alpha-ir.com

Source: Intrusion, Inc.

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INTRUSION INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenue	$2,192	$1,819	$6,085	$5,632
Cost of Revenue	995	939	2,814	2,795

Gross Profit	1,197	880	3,271	2,837

Operating Expenses:
Sales and marketing	1,711	3,533	4,485	9,376
Research and development	1,456	1,863	4,592	4,862
General and administrative	1,852	1,592	5,961	4,261

Operating Loss	(3,822)	(6,108)	(11,767)	(15,662)

Interest and Other Income	2,002	19	2,004	87
Interest Expense	(1,061)	(8)	(1,657)	(11)
Gain on extinguishment of debt	–	–	–	635
Gain on lease termination	(35)	–	385	–

Net loss	$(2,916)	$(6,097)	$(11,035)	$(14,951)
Net loss per share:
Basic	$(0.15)	$(0.34)	$(0.57)	$(0.85)
Diluted	$(0.15)	$(0.34)	$(0.57)	$(0.85)

Weighted average common shares outstanding:
Basic	19,826	17,909	19,433	17,692
Diluted	19,826	17,909	19,433	17,692

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INTRUSION INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	September 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$6,906	$4,100
Accounts receivable	916	1,034
Prepaid expenses and other assets	2,858	356
Total current assets	10,680	5,490
Noncurrent Assets:
Property and equipment:
Equipment	2,740	2,517
Capitalized software development	890	–
Furniture and fixtures	43	43
Leasehold improvements	67	67
Property, plant and equipment, gross	3,740	2,627
Accumulated depreciation and amortization	(1,994)	(1,567)
Property and equipment, net	1,746	1,060
Finance leases, right-of-use assets, net	1,211	1,709
Operating leases, right-of-use assets, net	581	808
Other assets	137	166
Total noncurrent assets	3,675	3,743
TOTAL ASSETS	$14,355	$9,233

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable, trade	$1,156	$718
Accrued expenses	1,114	534
Finance lease liabilities, current portion	667	644
Operating lease liabilities, current portion	315	935
Notes payable, current portion	9,574	–
Deferred revenue	869	560
Total current liabilities	13,695	3,391

Noncurrent Liabilities:
Notes payable, noncurrent portion	844	–
Finance lease liabilities, noncurrent portion	67	673
Operating lease liabilities, noncurrent portion	290	1,250
Total noncurrent liabilities	1,201	1,923

Commitments and Contingencies - See Note 8	–	–

Stockholders’ Equity:
Preferred stock, $0.01 par value: Authorized shares – 5,000 Issued shares – 0 in 2022 and 2021	–	–
Common stock $0.01 par value: Authorized shares – 80,000; Issued shares – 20,883 in 2022 and 19,135 in 2021; Outstanding shares – 20,873 in 2022 and 19,125 in 2021	209	191
Common stock held in treasury, at cost – 10 shares	(362)	(362)
Additional paid-in capital	90,787	84,230
Accumulated deficit	(91,132)	(80,097)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ equity	(541)	3,919
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,355	$9,233

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